UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2014

MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200
Coppell, Texas  75019
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 25, 2014, the Board of Directors of Mannatech, Incorporated (the “Company”), approved the Fifth Amended and Restated Bylaws (the “Restated Bylaws”) which amend and restate, in their entirety, the Company’s Fourth Amended and Restated Bylaws.  The Restated Bylaws update the Company’s bylaws to, among other things, (i) include current references to relevant provisions of the Texas Business Organizations Code, (ii) include various provisions commonly contained in the bylaws of public companies, including advance notice provisions imposing certain deadlines and shareholder qualifications and requiring the delivery of certain information in order for a shareholder to bring business or nominate directors at a shareholder meeting, and (iii) make other technical corrections.  The Restated Bylaws became effective upon their adoption by the Board of Directors on August 25, 2014.   The foregoing description of the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Bylaws, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Exhibit
3.1*	Fifth Amended and Restated Bylaws of Mannatech, Incorporated, effective August 25, 2014.

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNTECH, INCORPORATED

	By:	/s/ S. Mark Nicholls
S. Mark Nicholls
Chief Financial Officer

Dated: August 27, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1*	Fifth Amended and Restated Bylaws of Mannatech, Incorporated, effective August 25, 2014.

*Filed herewith.